Exhibit 4.28

UNDERWRITING AGREEMENT

Made and entered into at Tel Aviv on the 15th day of August, 2006

Between

BLUE SQUARE REAL ESTATE LTD. (hereinafter: "the Company")

And

POALIM I.B.I. - UNDERWRITING AND ISSUES LTD.
AFRICA-ISRAEL ISSUES LTD.
DISCOUNT UNDERWRITING AND ISSUES LTD.
CLAL FINANCE UNDERWRITING LTD.
ALTSCHULER SHACHAM MANAGEMENT, UNDERWRITING AND INVESTMENTS LTD.
ANALYST ISSUE MANAGEMENT LTD.
MENORA UNDERWRITING AND MANAGEMENT LTD.
Y.A.Z. INVESTMENTS AND PROPERTIES LTD.
EPSILON UNDERWRITING AND ISSUES LTD.
ROSARIO CAPITAL LTD.
MEITAV UNDERWRITING LTD.
L.L. UNDERWRITING AND INVESTMENTS LTD.
GILON - TAU UNDERWRITING AND ISSUES LTD.
SYNERGETICA UNDERWRITING LTD.
JERUSALEM CAPITAL MARKETS UNDERWRITING AND ISSUES (1994) LTD.
P.R. HACKER CAPITAL MARKETS LTD.
REVAVOT UNDERWRITING LTD.
YAAD (Z.R.) UNDERWRITING AND ISSUES LTD.
SIGMA P.C.M. UNDERWRITING AND BUSINESS PROMOTION (1993) LTD.
SHOHAR TOV LTD.
SIMODAN UNDERWRITING AND ISSUES (1993) LTD.
GOREN UNDERWRITERS LTD.

(hereinafter: "the Underwriters")

WHEREAS:	The Company is due to publish a prospectus pursuant to which it will offer the public 2,500,000 ordinary shares, NIS 100,000,000 par value Debentures (Series A) linked to the index and convertible into ordinary shares of the Company, and NIS 650,000,000 par value Debentures (Series B) linked to the index (hereinafter: “the Securities”); and

WHEREAS:	The Securities will be offered to the public in a composition, a quantity, at a price, in a manner, at the times and on the conditions set forth in the prospectus that is due to be published in connection therewith (hereinafter: “the Prospectus”); and

WHEREAS:	The Company represents and warrants that the Securities are not and will not be, at the date of their allotment, pledged or encumbered, that there is no right or claim by any third party in respect thereof, that the Company has the full and exclusive right to issue and offer the Securities to the public, and that all the permits and approvals required for the purpose have been obtained, apart from a permit from the Securities Authority for publication of the Prospectus and the approval of the Stock Exchange for the listing of the Securities for trading; and

WHEREAS:	The Securities will be offered to the public in 500,000 units (hereinafter: “the Units”), each comprised of 5 ordinary shares, NIS 200 par value Debentures (Series A) and NIS 1,300 par value Debentures (Series B) at a price of NIS 1,205.5 per Unit, in a tender regarding the rate of interest that the Debentures (Series B) will bear which shall not be less than 4.25% and shall not exceed 5% (hereinafter: “the Maximum Rate of Interest”); and

WHEREAS:	Institutional investors have undertaken, by way of a prior commitment as described in Prospectus, to apply for 400,000 Units forming part of the Units offered to the public (hereinafter: "the Institutional Investors' Units"); and

WHEREAS:	The Underwriters have undertaken to underwrite the purchase of the Units offered to the public, apart from the Institutional Investors' Units (hereinafter: "the Underwritten Units" or "the Underwritten Securities") at a price of NIS 1,205.5 per unit and in a manner that the Debentures (Series A) will bear interest at the Maximum Rate of Interest (hereinafter: "the Price to the Underwriters");

Now therefore it is agreed, declared and stipulated by the parties as follows:

1.	Preamble

The preamble to this Agreement and the appendices hereto form an integral part hereof. Words in the plural in this Agreement shall also mean the singular, and vice versa.

In this Agreement the following terms will have the meanings set opposite them. Terms which are not defined in this Agreement and which appear in the Prospectus, will have the meaning ascribed to them in the Prospectus.

"The Lead Managers"	-	Poalim I.B.I. - Underwriting Issues Ltd., Africa-Israel Issues Ltd., Discount Underwriting and Issues Ltd.

"Entities authorized to receive applications"	-	Stock Exchange members.

"Coordinator of the issue"	-	Poalim I.B.I. - Underwriting Issues Ltd.

"The Prospectus"	-	Means the Prospectus the Company will publish in connection with the issue described above, which is attached to this Agreement as Appendix A, including any amendment to the Prospectus that may be agreed to between the Company and the Underwriters.

"The Stock Exchange"	-	The Tel Aviv Stock Exchange Ltd.

2.	General

This Agreement is based on a prospectus the Company will publish in connection with the offering of the Securities, and such changes as may be agreed upon between the Company and the Lead Managers.

This Agreement reflects the mutual obligations between the Underwriters, except where otherwise expressly stated and with such changes as may be agreed upon between the Underwriters in relation to the Underwriters’ purchase undertakings as described in Clause 3 below.

The Company hereby undertakes to deliver 400 copies of the Prospectus to the Lead Managers immediately after publication of the Prospectus.

3.	Percentage participation of the Underwriters

Each of the individual Underwriters participates in underwriting the purchase of the Underwritten Securities in accordance with the details set forth below:

Name	No. underwritten Units

Poalim I.B.I. - Underwriting And Issues Ltd.	54,650
Africa-Israel Issues Ltd.	3,100
Discount Underwriting And Issues Ltd.	3,100
Clal Finance Underwriting Ltd.	3,100
Altschuler Shacham Management, Underwriting And Investments Ltd.	3,100
Analyst Issue Management Ltd.	3,100
Menora Underwriting And Management Ltd.	3,100
Y.A.Z. Investments And Properties Ltd.	3,100
Epsilon Underwriting And Issues Ltd.	3,100
Rosario Capital Ltd.	3,100
Meitav Underwriting Ltd.	3,100
L.L. Underwriting And Investments Ltd.	3,100
Gilon - Tau Underwriting And Issues Ltd.	3,100
Synergetica Underwriting Ltd.	950
Jerusalem Capital Markets Underwriting And Issues (1994) Ltd.	950
P.R. Hacker Capital Markets Ltd.	950
Revavot Underwriting Ltd.	950
Yaad (Z.R.) Underwriting And Issues Ltd.	950
Sigma P.C.M. Underwriting And Business Promotion (1993) Ltd.	950
Shohar Tov Ltd.	950
Simodan Underwriting And Issues (1993) Ltd.	950
Goren Underwriters Ltd.	550
Total	100,000

4.	The underwriting undertaking

4.1	The Underwriters hereby undertake to purchase from the Company, each according to its percentage share as set forth in Clause 3 above, all the Underwritten Securities in relation to which the Company gives notice that applications for the purchase thereof have not been submitted to it up to the time of closing of the subscriptions list, or that the Company has not been paid the full price thereof for any reason up to the time specified for payment in the Prospectus.

The purchase of the Underwritten Securities, if and to the extent that it is required as aforesaid, shall be effected at the Price to the Underwriters, less taxes and levies, in the event that there are such.

4.2	Each of the individual Underwriters will be responsible to the Company according to its percentage participation as set forth above and without any mutual responsibility between the Underwriters.

4.3	For purposes of calculating the number of Securities each of the Underwriters is obliged to purchase according to its percentage participation as set forth in Clause 3 above, a deduction shall be made from all the Underwritten Units, of Securities for which applications for the purchase thereof were lodged other than through the Underwriters or by the Underwriters, or other than through corporations under the control of the Underwriters or persons acting on their behalf.

4.4	Each of the Underwriters will be obliged to purchase Securities forming part of the Underwritten Securities in a quantity equivalent to the difference:

Between: the total number of Securities it undertook to participate in underwriting (as set forth in Clause 3 above) and after the adjustment required by virtue of the fulfillment of the provisions of Clause 4.3 above;

And: the total number of Securities for which applications for the purchase thereof were lodged through the Underwriter or through a corporation on its behalf or by the Underwriter or through an Entity Authorized to Receive Applications acting on its behalf as stated in Clause 4.7 below, and which were met and the full consideration for which was paid.

4.5	Subject to the foregoing, if applications were lodged through any Underwriter or through a corporation acting on its behalf or by an Underwriter for the purchase of Securities in a total number exceeding the number of Securities it is obliged to purchase as aforesaid, the entire surplus balance as aforesaid shall be deemed to be an application for the purchase thereof lodged by the Underwriters who have not abided by the percentage of their participation (any surplus balance will be deemed to be an application for the purchase thereof lodged as aforesaid only to the extent that same is required to supplement the number of Securities which another Underwriter is obliged to purchase). The policy with regard to apportionment of fractional units, if any, will be decided by the Lead Managers.

4.6	“Corporation acting on behalf of” one of the Underwriters as stated in Clause 4.5 above means any corporation which forms part of such Underwriter’s group. In the case of any doubt regarding the affiliation of a corporation to the group of such Underwriter as aforesaid, Poalim I.B.I. will decide and its decision will be final.

4.7	Where an Underwriter who is not an Entity Authorized to Receive Applications, has lodged applications for the purchase of Securities through Entities Authorized to Receive Applications, the following provisions will apply:

4.7.1	The Underwriter shall give notice, at the time of lodging of the applications, to the authorized entity, and shall obtain confirmation from the authorized entity, that the aforesaid applications are lodged on its behalf or by an Underwriter of the Prospectus.

4.7.2	The Underwriter shall give written notice to the Coordinator of the Issue on the date of lodgment of the applications regarding the lodgment of the applications through the authorized entity, coupled with mention of the name of the authorized entity and the number of Securities that have been applied for as aforesaid, and shall attach a copy of the application to its notice to the Coordinator, as well as the confirmation from the authorized entity. The Underwriter’s notice in accordance with this sub-clause, accompanied by a copy of the application and the confirmation, shall be final and binding.

4.7.3	Where an Underwriter has notified the Coordinator of the lodgment of applications through an authorized entity, as described in sub-clause 4.7.2 above, the Securities included in such applications shall be deemed to be securities the applications for the purchase op which were lodged through such Underwriter, and subject to the condition that the applications were lodged and the full consideration in respect thereof was paid to the Company in accordance with the terms and conditions of the Prospectus, and the number of Securities included in the applications will be deducted from the total Securities such Underwriter is obliged to purchase, in accordance with Clause 3 above. For the removal of doubt, these Securities will not under any circumstances be counted as part of the count of Securities the applications for the purchase of which were lodged through another Underwriter or another authorized entity.

4.8	The Underwriters or any of them shall not lodge applications for the purchase for themselves, of Units in the issue pursuant to the Prospectus unless a notice is included in the Prospectus regarding the total number of Units for which they have undertaken to apply for themselves. The following is a list of the Underwriters who have given notice of their intention to apply for Units for themselves in the scope of the tender to the public:

Name	No. of units it has undertaken to order for itself

Poalim I.B.I. - Underwriting And Issues Ltd.	54,650
Africa-Israel Issues Ltd.	3,100
Discount Underwriting And Issues Ltd.	3,100
Altschuler Shacham Management, Underwriting And Investments Ltd.	3,100
Clal Finance Underwriting Ltd.	3,100
Analyst Issue Management Ltd.	3,100
Menora Underwriting And Management Ltd.	3,100
Y.A.Z. Investments And Properties Ltd.	3,100
Epsilon Underwriting And Issues Ltd.	3,100
Rosario Capital Ltd.	2,170
Meitav Underwriting Ltd.	3,100
L.L. Underwriting And Investments Ltd.	3,100
Gilon - Tau Underwriting And Issues Ltd.	3,100
Synergetica Underwriting Ltd.	950
Jerusalem Capital Markets Underwriting And Issues (1994) Ltd.	950
P.R. Hacker Capital Markets Ltd.	950
Revavot Underwriting Ltd.	475
Yaad (Z.R.) Underwriting And Issues Ltd.	950
Sigma P.C.M. Underwriting And Business Promotion (1993) Ltd.	950
Goren Underwriters Ltd.	275

The Company undertakes to include these notices in the Prospectus.

5.	Declaration of fitness

5.1	Each of the Underwriters hereby declares and represents to the Company that at the date of signing of this Agreement the conditions of fitness which are required pursuant to the Securities Regulations (Underwriting), 5753-1993, apply with respect to it, and it declares and undertakes that it will have such fitness until the fulfillment of all its aforesaid obligations, or until it becomes apparent that it has no obligation, and undertakes that it will immediately notify the Company and the Lead Managers in regard to any change in the correctness of its declaration regarding its fitness to serve as an Underwriter.

5.2	Each of the individual Underwriters hereby declares that at the date of signing of this Agreement it has undoubted and unconditional financial capability to comply with all its obligations pursuant to this Agreement, and declares and undertakes that it will have such financial capability until the fulfillment of all its aforesaid obligations, or until it becomes apparent that it has no obligations, and that it will give immediate notice to the Company and to the Lead Managers with regard to any change in the correctness of its declaration or in its ability to comply with its obligations as aforesaid.

5.3	Poalim I.B.I. – Underwriting and Issues Ltd. hereby declares and represents to the Company that on the date of signing of this Agreement, Bank Hapoalim B.M. is not a controlling shareholder therein, and consequently the restrictions prescribed in Regulations 10A(2) and (3) of the Securities Regulations (Underwriting), 5753-1993, do not apply to it in relation to the offering of Securities by the Company.

5.4	If notice as referred to in Clauses 5.1 and 5.2 above is received, and/or if The Lead Managers are of the opinion that a change has occurred in the correctness of the declarations or the capability of another Underwriter to fulfil its obligations as set forth above, the Lead Managers may, in their sole discretion, notify the Underwriter that it has been removed from the consortium of Underwriters and has been replaced by another or by others, or that its share has been reduced, or may take any other step which appears to them to be conducive in order to guarantee the performance of full and proper underwriting of the Underwritten Securities. In the event that the Lead Managers exercise their power as aforesaid, they shall give notice to that effect to the Company, and the Company shall without delay give notice to that effect to the Securities Authority and to the Stock Exchange.

In such circumstances, each of the Underwriters undertakes to sign an amendment to the Prospectus, in the event that such notice necessitates an amendment to the Prospectus according to Section 25 of the Securities Law, 5728-1968, in the opinion of the Securities Authority or of the Lead Managers.

Such amendment shall not in itself constitute grounds for the release of any Underwriter from its obligations pursuant to this Agreement.

6.	Transfer of money

6.1	Shortly before the day of the tender, the Coordinator of the Issue shall open a trust account with a banking corporation (hereinafter: “the Special Account”). The Special Account shall be managed and conducted exclusively by the Coordinator of the Issue for and on behalf of the Company, and the amounts that have been paid, inter alia, in respect of Securities the applications for the purchase of which through the Coordinator of the Issue and through other members of the Stock Exchange, have been met, shall be deposited in accordance with the terms and conditions of the Prospectus, and the Coordinator of the Issue shall deal therewith and shall act in accordance with the conditions of the Prospectus.

6.2	The Coordinator shall transfer to the Company the money that will be paid for Securities the applications for which are met (including the fruits), less the full amounts of the commissions as described in Clause 9 below, within one business day after such money is received by it.

6.3	The transfer of the money is contingent upon the Coordinator receiving, simultaneous with the transfer of the money as stated in Clause 6.2 above, letters of allotment in respect of the Securities that have been purchased by the public, for the nominees company through which the Securities will be traded on the Stock Exchange.

6.4	The amounts of commissions that have been deducted by the Coordinator shall be transferred to the Underwriters and to the Entities Authorized to Receive Applications who are entitled thereto pursuant to the Prospectus.

6.5	Notwithstanding the contents of Clauses 6.2 and 6.4 above and in accordance with this Agreement, the Coordinator shall not transfer any money to the Company and to the Underwriters, unless the conditions specified in the Stock Exchange directives for the existence of a minimum spread, and for the listing for trading on the Stock Exchange, as described in the Prospectus have been fulfilled.

6.6	If the Securities are not listed for trading, the Coordinator shall return to the applicants the consideration for the Units that has been paid by them, if paid, together with the fruits that have accrued in respect thereof, if any, and less any tax according to law, if such tax applies.

7.	Realization of the underwriting obligation

7.1	On the first day of trading following the day of the tender, not later than 3:00 p.m., the Company will notify the Coordinator of the Issue as to the total number of Securities forming part of the Securities offered which the Underwriters are obliged to purchase in accordance with the terms and conditions of this Agreement.

7.2	If the Underwriters are obliged to purchase Securities forming part of the Securities offered in accordance with the notice as aforesaid, the Underwriters shall send to the Company, through the Coordinator of the Issue, and in accordance with the terms and conditions of the Prospectus, the consideration for those Securities they are obliged to purchase as stated in this Agreement, by not later than 5:00 p.m. on the third trading day following the day of the tender, subject to the condition that the requirements for the minimum spread and the remaining conditions for listing for trading on the Stock Exchange, as defined in the Prospectus, have been fulfilled.

7.3	Against receipt of any amount forming part of the aforesaid consideration, the Company shall transfer and allot the Securities to the Underwriters which they have purchased, and shall deliver letters of allotment in respect thereof to the Underwriters.

7.4	The Underwriters will be entitled to deduct from the consideration in respect of the Securities offered to the public which they are obliged to purchase, all amounts of the commissions that are due to them in accordance with this Agreement, provided that the amounts of the commission have not been deducted at that time in accordance with Clause 6.4 above.

7.5	This Agreement will be deemed to be an irrevocable application by the Underwriters to purchase the Underwritten Securities which they have undertaken to buy as stated in this Agreement.

8.	Listing for trading and arrangements

The Company shall take steps and shall do everything it can to cause a situation that the Securities offered pursuant to the Prospectus will be traded on the Stock Exchange.

9.	Commissions

In consideration for the undertakings and services of the Lead Managers and the Underwriters in accordance with this Agreement, including the services for coordination of the issue, and in consideration for the services of the Entities Authorized to Receive Applications and the services and undertakings of the Institutional Investors, the Company will make payment, through the Coordinator of the Issue, by not later than the first business day following the day of the tender (subject to Clause 6 above), of the amounts specified below, out of the Special Account:

9.1	To the Underwriters

An underwriting commission at a rate of 1% of the overall immediate proceeds of the Underwritten Units, where same are calculated according to the price per unit. The commission will be divided between the Underwriters according to their proportionate share in their undertaking as set forth in Clause 3 above, and without reference to the number of Units that were applied for through them.

9.2	To the Institutional Investors

The Company will pay a prior commitment commission to the Institutional Investors at a rate of 1% of the total immediate proceeds in respect of the Securities in relation to which the Institutional Investors have undertaken to lodge applications, where such commission is calculated according to the price per unit.

9.3	To the Entities Authorized to Receive Applications

A distribution commission at a rate of 0.1% of the total immediate proceeds which are actually received in respect of the Securities that are purchased as a consequence of applications that will be lodged through them. This commission will also be paid to the Institutional Investors in respect of Securities they have purchased in order to comply with their prior commitment (accordingly, the Entities Authorized to Receive Applications will not be entitled to the distribution commission in respect of Units the Institutional Investors have purchased as aforesaid to comply with their prior commitment).

9.4	To the Lead Managers and to the Underwriters

A management and participations commission at a rate of 2% of the overall immediate proceeds that will actually be received in respect of the Units offered pursuant to the Prospectus. This commission will be divided between the Lead Managers and the Underwriters in accordance with the sole discretion of Poalim I.B.I.

9.5	To Poalim I.B.I.

A success commission in a case in which the rate of interest that will be fixed in the tender for the Debentures (Series A) is lower than the Maximum Rate of Interest, in an amount equivalent to a multiplication of the par value of the Debentures (Series B) which are offered in the Prospectus by the difference between the Maximum Rate of Interest and the rate of interest that will be fixed in the tender. However under no circumstances shall the success commission exceed 0.4% of the proceeds of the issue under the Prospectus.

9.6	Reimbursement of expenses

The Company will pay Poalim I.B.I. a reimbursement of expenses in an amount of $20,000 and a coordination commission in a sum of NIS 20,000.

The commissions mentioned above shall be paid in full, also in a case of the purchase of Securities by the Underwriters in accordance with the provisions of this Agreement. If the Underwriters are obliged to purchase Securities in accordance with the provisions of this Agreement, the commissions will be paid to each Underwriter after such Underwriter has purchased the Securities the purchase of which it undertook to effect in accordance with this Agreement and has paid the full consideration in respect thereof.

In the case of Underwriters and entities who are “an authorized trader” within the meaning of the Value Added Tax Law, the Company will pay the commissions and the amounts specified above together with Value Added Tax against receipt of a valid tax invoice.

The Underwriters and the Entities Authorized to Receive Applications are entitled to give their customers a discount out of the distribution commissions to which they are entitled. The payments will be effected by the Company through the Coordinator of the Issue. The foregoing constitutes an irrevocable instruction from the Company to the Coordinator of the Issue.

10.	Declarations by the Company

The Company hereby represents and warrants to the Underwriters that: –

10.1	It has carried out all the examinations in order to check and verify the information contained in the Prospectus, that the Prospectus, including any amendment that may be inserted therein as stated below, faithfully describes all the material information in relation to the Company, the facts, the agreements (verbal and in writing), the permits, licenses and all the remaining details mentioned therein, and that the Prospectus does not omit any particular likely to be important to a reasonable investor contemplating the purchase of securities pursuant thereto and it does not contain any misleading particular as defined in the Securities Law, 5728-1968 (hereinafter: “Misleading Particular”).

10.2	The Company will indemnify the Underwriters, or any one of them, in respect of pecuniary liability imposed on an Underwriter in favor of another person pursuant to a judgment, including a judgment given in a compromise or an arbitrator’s award confirmed by a court, by virtue of the fact that there was a Misleading Particular in the Prospectus, as well as in respect of reasonable costs of litigation, including attorney’s fees that any of the Underwriters has incurred or been ordered to pay by a court in such proceedings or in connection with a criminal indictment of which the Underwriter was acquitted or of which it was convicted of an offense that does not require criminal intent or as a consequence of an investigation or proceeding conducted against it by an authority competent to conduct an investigation or proceeding, and which culminated without an indictment being filed against it and without monetary liability being imposed on it as a substitute for criminal proceedings (as defined in the Companies Law, 5759-1999) or which culminated in no indictment being filed against it but with the imposition of a monetary obligation as a substitute for criminal proceeding on an offense that does not require the proof of criminal intent, all by virtue of the Prospectus containing a Misleading Particular.

Each of the Underwriters will be entitled to demand from the Company in writing that the Company conduct on its behalf any negotiations or defense against such claim. If the Company does not comply with the aforesaid request within 15 days, such Underwriter may compromise with the plaintiff for any amounts it sees fit, and the Company shall be obliged to indemnify it for the amount of the compromise and for any reasonable amount it incurred in the course of handling the claim and which is directly connected therewith, provided that the Company was given written notice 7 days in advance of the intention to compromise as aforesaid, and the Company did not take upon itself the conduct of the claim.

Notwithstanding the foregoing, the amounts of indemnity shall not under any circumstances exceed a sum of NIS 911 million (linked to the Consumer Price Index commencing from the date of signing of this Agreement). Notwithstanding the foregoing, no amount in respect of the indemnity will be paid which is greater than 25% of the Company’s equity capital according to the Company’s last consolidated financial statements at the time of the demand for indemnity by the Underwriters in accordance with this Agreement (hereinafter: “the Interim Amount”), in the event that there is a reasonable fear that the payment thereof will prevent the Company from meeting its existing and anticipated obligations (apart from the Company’s obligations to the controlling shareholders therein) at the date of the demand by the Underwriters for indemnity (hereinafter: “the Condition”). It is clarified that payment of the indemnity up to the Interim Amount is not subject to the Condition, and that the Condition does not derogate from the rights of the Underwriters to remedies against the Company in accordance with and subject to any law, and that the Condition shall not apply in the event that a liquidation order is issued against the Company or a provisional receiver is appointed for it in a proceeding initiated other than by any of the Underwriters on causes of action pursuant to this Agreement. Such indemnity will not be given unless it has been proved that the Underwriter believed in good faith that the Prospectus did not contain a Misleading Particular. Likewise no indemnity will be given in respect of an act performed by the Underwriter intentionally or recklessly.

The aforesaid obligations for indemnity will not apply vis-à-vis any Underwriter in connection with the inclusion of a Misleading Particular in the Prospectus that was based on information given to the Company by such Underwriter in writing, or on a request in writing, for purposes of such information being used in the preparation of the Prospectus.

Upon the service of any claim and/or demand for payment, as aforesaid, on any Underwriter, such Underwriter shall forthwith give notice to that effect to the Company and to the Lead Managers.

10.3	Without derogating from the generality of the Company’s representations and warranties, as set forth in this Clause 10, the Company will deliver to the Underwriters, simultaneous with the signing of this Agreement, the following documents:

10.3.1	An opinion from the attorneys for the issue in accordance with the text set forth in Appendix B.

10.3.2	A certificate from the Company’s accountant according to the text attached as Appendix C.

10.3.3	A certificate signed by the chairman of the Company’s board of directors, the CEO of the Company and its financial officer, according to the text set forth in Appendix D.

11.	Additional duties of disclosure

From the date of signing of this Agreement and up to the date of payment for the Securities offered pursuant to the Prospectus:

11.1	The Company will enable the Lead Managers to regularly peruse and inspect, at their request, all the minutes of its general meetings, of meetings of its board of directors and committees of directors (including an audit committee) and of any material agreement (or a draft of such agreement prior to the signing thereof) to which the Company is a party. The Company undertakes to draw the attention of the Lead Managers to every signing of a material agreement immediately after the signing thereof, and with regard to the conduct of negotiations relating to the signing of a material agreement as aforesaid.

11.2	The Company shall furnish the Lead Managers, in writing with any information the Company is obliged to report to the Securities Authority in accordance with the Securities Law (including a report under Chapter D and Chapter F) of the Law, and in accordance with the Securities Regulations (Furnishing of Notices to the Authority), 5744-1984, as well as all the reports the Company is obliged to report to the Stock Exchange, in accordance with the Stock Exchange requirements, and it shall comply with its obligations for rendering reports to the Securities Authority and to the Stock Exchange as aforesaid.

The Company shall without delay notify the Lead Managers about any material change or the development of a tendency for a material adverse change in the Company’s financial statements or in the method of presentation of the data therein.

11.3	If as a result of a disclosure as referred to in Clauses 11.2 and 11.3, the Lead Managers should decide to demand an amendment to the Prospectus or an amended Prospectus, the parties will immediately take all the necessary steps, to the satisfaction of the Lead Managers, to effect the amendment as quickly as possible, including an application to the Securities Authority in accordance with Section 25 and/or 25A of the Securities Law.

11.4	Upon the publication of any financial statement by the Company, the statement shall be attached to the Prospectus, without delay, by way of an amendment to the Prospectus or an amended prospectus, in a manner that is acceptable to the Lead Managers.

12.	Coming into force of the Underwriters’ undertakings

The Underwriters’ undertakings pursuant to this Agreement will come into immediate force (but not retroactively) once a permit is received from the Securities Authority for publication of the Prospectus in accordance with the contents of Section 21 of the Securities Law. The Company undertakes that not later than one business day after the date of the Prospectus, it will publish a notice as referred to in Section 23(c)(2) of the aforesaid law in two newspapers.

13.	Additional approvals

The Company will deliver to the Lead Managers, within two business days after the date of the Prospectus, a copy of a certificate from the attorneys for the issue to the effect that an approval has been received from the Stock Exchange and a permit has been received from the Securities Authority for publication of the Prospectus and effecting of the issue pursuant thereto, and that a duly signed Prospectus by the Company and its directors was indeed reported on Magna.

14.	Release of Underwriter from obligations

Notwithstanding everything stated in this Agreement, if it should transpire that the Prospectus contains any Misleading Particular or that an important particular was omitted from the Prospectus or in a case that the Securities Authority gives an instruction to the Company in accordance with Section 25(a) and/or Section 25A(b) of the Securities Law, to publish an amendment to the Prospectus or to publish an amended prospectus, or in a case that the Company should request (without having received the prior consent thereto of The Lead Managers) to make an amendment to the Prospectus in accordance with Section 25A(a) of the aforesaid law, the Underwriters or any of them will be entitled, by giving notice to the Company within 2 business days from the date on which it became aware of one of the events enumerated above, as the case may be, but not later than 12 hours before the subscriptions list, to be released from all their obligations to the Company pursuant to the Underwriting Agreement. This shall apply if the Misleading Particular or the important particular omitted from the Prospectus as aforesaid was not known to such Underwriter at the time of signing of the Underwriting Agreement, or if the instruction was given or the request submitted as a consequence of something that was not known to such Underwriter at the time of signing of the Underwriting Agreement, which had same been known to it would reasonably not have contracted with the Company and the offeror under the Underwriting Agreement, or would not have entered into this Agreement under the same conditions.

The Company shall give notice on the same day to the Lead Managers as to an instruction having been given by the Securities Authority to publish an amendment to the Prospectus as aforesaid or of the Company having submitted a request to publish an amended prospectus as aforesaid.

If one or more of the Underwriters exercises its right as aforesaid and is released from its obligations pursuant to the Underwriting Agreement as aforesaid, the Company will apply to the Securities Authority with an application to amend the Prospectus in accordance with the provisions of Section 25A(a) of the Securities Law. Such application and the amendment of the Prospectus in consequence thereof shall not in themselves serve as grounds for the release of any Underwriter from its obligations pursuant to this Agreement.

If any of the Lead Managers should act in accordance with this provision and be released from its obligations as aforesaid without another Lead Manager assuming the obligations of the Lead Managers who has been released, the Underwriting Agreement will also be cancelled with the remaining underwriters, and the Company will refer to the Securities Authority with an application to amend the Prospectus or to cancel the issue, in the Company’s discretion. In a situation where the Company has chosen not to cancel the issue and to implement it without an underwriting obligation, it shall refer to the Securities Authority with a request to publish an amended prospectus in which the Underwriting Agreement will not be included and the signatures of the Underwriters will not be included. If for any reason such amended prospectus is not published, the issue will be cancelled.

15.	Circumstances for cancellation of the Issue

Notwithstanding the contents of this Agreement, it is agreed that the Lead Managers will be entitled, in their absolute discretion, to cancel all the obligations of the Underwriters pursuant to the Underwriting Agreement not later than 12 hours before the time of opening of the subscriptions list in the tender to the public, if in their discretion there has been an adverse change in the securities market in Israel or there has been a change in the security, economic, or political situation in Israel or around the world which has an adverse affect or is likely to have an adverse affect on the securities market in Israel or on the Company, as compared with the situation prevailing at the time of signing of this Agreement.

In such case this Agreement will be cancelled also with the remaining Underwriters, and the Company will refer to the Securities Authority with an application to amend the Prospectus or to cancel the issue, in the Company’s discretion.

Notice of cancellation of the Underwriters’ obligation and cancellation of the Underwriting Agreement as aforesaid shall be given under the signature of the Lead Managers, and shall be deemed to have been delivered to the Company at the time of its delivery at the Company’s registered office or at the office of the attorneys for the issue.

In a case in which the Company has elected not to cancel the issue, it shall refer to the Securities Authority with an application to publish an amended prospectus in which the Underwriting Agreement will not be included and it will also not contain the signatures of the Underwriters. If for any reason no amended prospectus is published as aforesaid, the issue will be cancelled.

16.	Actions in the case of cancellation of the issue

In the event of a cancellation of the issue as stated in Clauses 14 or 15 above, the Company shall give notice to that effect by an immediate report, and shall publish a notice to that effect on the same day if possible, in one newspaper, and on the following day in two widely circulating Hebrew dailies published in Israel. The Company shall attend to dissemination of the immediate report amongst all Stock Exchange members, the Securities Authority and the Entities Entitled to Receive Applications in accordance with this Agreement, on the date of cancellation of the Agreement.

It is hereby clarified that if the issue is cancelled in the circumstances as described in Clauses 14 or 15 above as aforesaid, the Lead Managers and/or the Underwriters and each of them will not be liable to the Company, and the Company will not be liable to the Underwriters and/or to the Lead Managers, in respect of any damage that may be caused as a result of and/or in connection with the aforesaid cancellation and/or in respect of any expense incurred in the course of and/or in connection with dealing with the preparation of drafts of the prospectus and the Prospectus and/or in the course of negotiations leading up to the signing of this Agreement.

17.	Power of attorney to the Lead Managers

17.1	The Underwriters hereby empower the Lead Managers to postpone dates specified in the Prospectus, on their behalf, including, but without limitation, the day of the tender and/or in their name to cancel this Agreement in the discretion of the Lead Managers.

17.2	The Underwriters hereby empower the Lead Managers to agree in their name and on their behalf and to sign on their behalf and in their name on any amendment to the final draft of the Prospectus and to any amendment to this Agreement.

17.3	The Underwriters hereby empower the Lead Managers to sign in their name on any amendment to the Prospectus, also after it has been published, if in the discretion of the Lead Managers there is a legal, commercial or other necessity for amending it.

17.4	It is hereby clarified that the Lead Managers will not be liable to the Company and/or to the Underwriters for any damage that has been caused and/or may be caused to them as a result of and/or in connection with the postponement or cancellation or amendment in circumstances as described in Clauses 14 or 15 above, including in respect of any expense they incurred in the course of and in connection with the preparations of drafts of the prospectus and of the Prospectus and/or in the course of negotiations in advance of entering into this Agreement.

18.	Entire Agreement

This Agreement embodies all the agreements between the parties and it replaces any prior agreement, accord, representations or document between the parties in connection with the matters stated herein. Likewise there shall be no validity to any alteration to this Agreement, unless it is drawn up in writing and signed by all the parties or their lawful representatives.

19.	Authorization for Magna

By their signatures to this Agreement the Underwriters authorize the authorized persons to sign an electronic signature of the Company to report in their name on the Magna system about the Underwriters having entered into this Agreement and their signature hereto, and also of their signature to the Prospectus.

In Witness Whereof the Parties have Hereunto Signed:

By: /s/ David Weissman /s/ Dror Moran —————————————— Blue Square Real Estate Ltd.